UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2025

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

As of November 12, 2025, Acushnet Holdings Corp. (the “Company”) targets maintaining average net leverage below 2.25x on an annual basis. The Company defines net leverage as the ratio of net debt to Adjusted EBITDA, where net debt consists of total debt less cash and cash equivalents, net of restricted cash, and Adjusted EBITDA represents net income attributable to Acushnet Holdings Corp. plus interest expense, net, income tax expense (benefit), depreciation and amortization, and other items defined in the Company’s credit agreement, including: share-based compensation expense; restructuring and transformation costs; certain transaction fees; extraordinary, unusual or non-recurring losses or charges; indemnification expense (income); certain pension settlement costs; certain other non-cash (gains) losses, net and the net income (loss) relating to noncontrolling interests.

Item 8.01 Other Events.

On November 12, 2025, the Company issued a press release announcing that its wholly-owned subsidiary, Acushnet Company (the “Issuer”), intends to raise $500,000,000 in gross proceeds through an offering of senior notes due 2033 and intends to refinance certain of its existing indebtedness, including the redemption of the Issuer’s outstanding 7.375% Senior Notes due 2028 (the “2028 Notes”) and the repayment of a portion of the amount outstanding under the Issuer’s revolving secured credit facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing does not constitute a notice of redemption for the 2028 Notes.

Substantially concurrently with the closing of the offering of the 2028 Notes, the Issuer intends to amend its existing revolving secured credit facility to, among other things, replace the revolving credit commitments thereunder with new revolving credit commitments with a maturity date in November 2030 (the “Credit Agreement Amendment”). The consummation of the Credit Agreement Amendment remains subject to final negotiation and execution of definitive documentation, receipt of any required lender or other approvals, and the satisfaction of customary closing conditions. There can be no assurance that the Credit Agreement Amendment will be completed as currently contemplated or at all, or that it will be completed on the timeline currently anticipated.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Launch press release dated November 12, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Roland Giroux
Name:	Roland Giroux
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: November 12, 2025